TWELFTH AMENDMENT TO LEASE

THIS TWELFTH AMENDMENT TO LEASE (this "**Twelfth Amendment**") is made as of June 5, 2024 (the "**Effective Date**"), by and between **ARE-SEATTLE NO. 38, LLC**, a Delaware limited liability company ("**Landlord**"), and **BIOLIFE SOLUTIONS, INC.**, a Delaware corporation ("**Tenant**")

RECITALS

A. Landlord and Tenant are now parties to that certain Lease dated as of July 24, 2007 (the "**Original Lease**"), as amended by that certain First Amendment to Lease dated as of November 4, 2008, and as further amended by that certain Second Amendment to Lease dated as of March 2, 2012, that certain Third Amendment to Lease dated as of June 15, 2012, that certain Fourth Amendment to Lease dated as of November 26, 2012, that certain Fifth Amendment to Lease dated as of August 19, 2014, that certain Sixth Amendment to Lease dated as of March 3, 2017, that certain Seventh Amendment to Lease dated as of December 4, 2018, that certain Eighth Amendment to Lease dated as of November 1, 2019, that certain Ninth Amendment to Lease dated as of November 12, 2020 (the "**Ninth Amendment**"), that certain Tenth Amendment to Lease dated as of October 8, 2021 (the "**Tenth Amendment**") and that certain Eleventh Amendment to Lease dated as of February 22, 2022 (the "**Eleventh Amendment**") (as amended, the "**Lease**") wherein Landlord leases to Tenant certain premises in Bothell, Washington, commonly known as Suites 105 (comprised of Suites 105 and 170) and 305 at 3301 Monte Villa Parkway (the "**3301 Building**"), and Suites 310, 350, 355, 360 and 370 at 3303 Monte Villa Parkway (the "**3303 Building**", with the 3301 Building, collectively, the "**Building**") (collectively, the "**Existing Demised Premises**"), as more particularly described in the Lease Landlord also leases to Tenant on a temporary basis certain premises commonly known as Suite 330, containing approximately 4,660 rentable square feet, located in the 3303 Building, as more particularly described in the Lease Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease

B. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, expand the size of the Existing Demised Premises to include certain space commonly known as Suite 300, containing approximately 34,306 rentable square feet, located in the mezzanine on Level 3 of the 3301 Building, as more particularly shown on **Exhibit A** attached hereto (the "**Third Expansion Premises**")

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows

1. <u>Third Expansion Premises</u> In addition to the Existing Demised Premises, commencing on the Third Expansion Premises Commencement Date (as defined below), Landlord leases to Tenant, and Tenant leases from Landlord, the Third Expansion Premises

2. <u>Delivery</u> Landlord shall deliver the Third Expansion Premises to Tenant for Tenant's construction of the Tenant Improvements on July 1, 2024 (the "**Third Expansion Premises Commencement Date**") The "**Third Expansion Premises Rent Commencement Date**" shall be July 1, 2025 As used herein, the term "**Tenant Improvements**" shall have the meaning set forth for such term in the Third Expansion Premises Work Letter attached hereto as **Exhibit C**

   Except as otherwise expressly set forth in this Twelfth Amendment or the Lease (i) Tenant shall accept the Third Expansion Premises in their condition as of the Third Expansion Premises Commencement Date, (ii) Landlord shall have no obligation for any defects in the Third Expansion Premises, and (iii) Tenant's taking possession of the Third Expansion Premises shall be conclusive evidence that Tenant accepts the Third Expansion Premises Nothing contained in this paragraph shall limit Landlord's repair and maintenance obligations under <u>Section 9</u> of the Original Lease

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Notwithstanding anything to the contrary contained herein, Landlord shall be responsible for the compliance of the Common Areas with Legal Requirements as of the Third Expansion Premises Commencement Date, and the cost of the same shall not be included in Operating Expenses with respect to the Third Expansion Premises but may, to the extent permitted under the Lease, be included in Operating Expenses with respect to the Existing Demised Premises Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building systems serving the Third Expansion Premises of which Tenant notifies Landlord in writing within 90 calendar days after the Third Expansion Premises Commencement Date, unless Tenant or any of Tenant's Agents was responsible for the cause of such repair, in which case Tenant shall pay the cost Except as otherwise expressly set forth in this Twelfth Amendment, Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Third Expansion Premises, and/or the suitability of the Third Expansion Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Third Expansion Premises are suitable for the permitted use under the Lease 3. Demised Premises; Project. a. The parties acknowledge and agree that the total rentable area of the "Existing Demised Premises" identified in the Tenth Amendment and Eleventh Amendment were miscalculated In order to correct such miscalculation, the parties acknowledge and agree that, notwithstanding anything to the contrary contained in the Lease, as of the date of this Twelfth Amendment, the total rentable area of the Existing Demised Premises is equal to 40,935 rentable square feet The parties further acknowledge and agree that, notwithstanding anything to the contrary contained in the Lease, as of the date of this Twelfth Amendment, the total rentable area of the Project is equal to 280,990 rentable square feet b. As of the Third Expansion Premises Commencement Date, (i) the defined term “Demised Premises” shall mean the Office Expansion Premises, the Clean Room Premises, the Production Expansion Premises, the Cleanroom Support Premises, the Second Office Expansion Premises, the Cold Room Premises, the Server Expansion Premises, the Expansion Premises, the Second Expansion Premises and the Third Expansion Premises, and (ii) the total rentable area of the Demised Premises shall be 75,241 rentable square feet c. As of the Third Expansion Premises Commencement Date, Exhibit C.11 shall be added to the Lease, which shall depict the Third Expansion Premises as outlined in orange on Exhibit A attached to this Twelfth Amendment 4. Basic Annual Rent Tenant shall continue to pay Basic Annual Rent in accordance with the terms of the Lease with respect to the Existing Demised Premises through the Term Beginning on the Third Expansion Premises Rent Commencement Date, Tenant shall commence paying Basic Annual Rent for the Third Expansion Premises at the rate of $28 84 per rentable square foot of the Third Expansion Premises per year On each annual anniversary of the Third Expansion Premises Rent Commencement Date, Basic Annual Rent for the Third Expansion Premises shall be automatically increased by multiplying the Basic Annual Rent payable immediately before such date by 3% and adding the resulting amount to the Basic Annual Rent payable immediately before such date For the avoidance of doubt, Tenant shall commence paying Operating Expenses, Taxes and all other amounts due under the Lease (other than Basic Annual Rent for the Third Expansion 2 ALEXANDRIA Copyright © 2005, Alexandria Real Estate Equities, Inc ALL RIGHTS RESERVED Confidential and Propnetary - Do Not Copy or Distribute Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc DocVenfy ID 8C292B03-9CE5 467D-A549-0E2B971A02A1 www doevenfy com Page 2of23 20E2B971A02A1

Premises) with respect to the Third Expansion Premises on the Third Expansion Premises Commencement Date 5. Tenant’s Proportionate Share Notwithstanding anything to the contrary in the Lease, commencing on the Third Expansion Premises Commencement Date, Tenant’s Proportionate Share shall be 26 78% 6. Landlord's Work. a. Elevator Replacement Work Following the Effective Date, Landlord shall replace, at Landlord's cost, the freight elevator servicing the 3301 Building with a replacement freight elevator selected by Landlord, in Landlord's reasonable discretion (the “Elevator Replacement Work”) Landlord shall use reasonable efforts to complete the Elevator Replacement Work pursuant to the schedule attached to this Twelfth Amendment as Exhibit D (the "Elevator Replacement Work Schedule") If Landlord reasonably anticipates that the date for the installation of the replacement freight elevator will materially deviate from the date reflected for such installation in the Elevator Replacement Work Schedule, Landlord agrees to provide Tenant with at least 5 business days prior notice of the date that Landlord intends to enter the Building to commence installation of the replacement freight elevator pursuant to the Elevator Replacement Work Landlord and Tenant shall work together in a cooperative manner, and shall likewise require each of their respective architects, engineers and contractors to work together in a cooperative manner, to coordinate the Elevator Replacement Work and the Tenant Improvements to achieve the substantial completion of all such work in as prompt and efficient manner as reasonably practicable Tenant acknowledges that Tenant shall not have access to or use of the freight elevator during the performance of the Elevator Replacement Work, and that Landlord’s performance of Elevator Replacement Work may adversely affect Tenant’s use and occupancy of the Demised Premises Tenant further acknowledges and agrees that construction noise, vibrations and dust associated with normal construction activities are expected during the course of the construction of Elevator Replacement Work Landlord will use reasonable efforts to minimize interference with Tenant’s operations in the Demised Premises during Landlord’s performance of the Elevator Replacement Work Tenant waives all claims for rent abatement in connection with the Elevator Replacement Work, except as expressly set forth below Tenant acknowledges that Landlord currently anticipates that it will complete the Elevator Replacement Work approximately 74 weeks after the Effective Date of this Twelfth Amendment (the "Estimated Elevator Replacement Work Completion Date") If Landlord fails to substantially complete the Elevator Replacement Work by the date occurring 90 days after the Estimated Elevator Replacement Work Completion Date (as such date may be extended for supply chain delays, force majeure and/or delays caused by Tenant, the "Elevator Replacement Work Abatement Date"), then Tenant shall receive a day for day abatement of Basic Annual Rent with respect to the Third Expansion Premises only for each day after the Elevator Replacement Work Abatement Date that Landlord failed to substantially complete the Elevator Replacement Work, which shall be applied toward Basic Annual Rent payable with respect to the Third Expansion Premises commencing on the Third Expansion Premises Rent Commencement Date b. Demising Improvements Tenant acknowledges that, as of the Effective Date, the Third Expansion Premises are not fully demised Following the Effective Date, Landlord shall construct, at Landlord's cost, a demising wall to fully demise the Third Expansion Premises from the adjacent Common Area in the location shown on Exhibit E attached hereto and related improvements (the "Demising Improvements") Landlord and Tenant shall reasonably coordinate to establish a mutually agreed upon schedule for the construction of the Demising Improvements Tenant acknowledges that Landlord will require access to portions of the Demised Premises after the Effective Date in order to complete the Demising Improvements Landlord and its contractors and agents shall have the right to enter such portions of the Demised Premises after the Effective Date to perform the Demising Improvements, and Tenant shall cooperate with Landlord in connection __ Copyright © 2005, Alexandria Real Estate Equities, Inc ALL (/£) RIGHTS RESERVED Confidential and Proprietary - Do Not ALEXANDRIA Copy or Distribute Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc 3 DocVenfy ID 8C292803-9CE5 467D A549-0E2B971A02A1 www doevenfy corn Page 3 of 23 30E2B971A02A1 IIIBWffilllll with the same Landlord and Tenantshall work together in a cooperative manner, and shall likewise require each of their respective architects, engineers and contractors to work together in a cooperative manner, to coordinate the Demising Improvements and the Tenant Improvements and to achieve the substantial completion of all such work in as prompt and efficient manner as reasonably practicable Notwithstanding the foregoing, Landlord and Tenant acknowledge and agree that Landlord plans to engage Tenant's General Contractor (as defined in the Third Expansion Premises Work Letter) to perform the Demising Improvements Tenant acknowledges that Landlord’s performance of Demising Improvements may adversely affect Tenant’s use and occupancy of the Demised Premises Tenant further acknowledges and agrees that construction noise, vibrations and dust associated with normal construction activities are expected during the course of the construction of the Demising Improvements Tenant waives all claims for rent abatement in connection with the Demising Improvements 7. Ninth Amendment Improvement Allowance Pursuant to the terms of Section 3 of the Ninth Amendment, Tenant has no right to any portion of the Improvement Allowance (as defined in the Ninth Amendment) (the "Ninth Amendment Improvement Allowance") that was not disbursed before November 12, 2023 (the “Ninth Amendment Improvement Allowance Outside Date”) Notwithstanding the foregoing, Landlord hereby agrees to extend the Ninth Amendment Improvement Allowance Outside Date to the date occurring twelve (12) months after the Effective Date of this Twelfth Amendment, such that Tenant shall have the right to the remaining $231,992 83 of the Ninth Amendment Improvement Allowance that is disbursed pursuant to the terms of Section 3 of the Ninth Amendment on or before such date 8. Term The Term of the Lease with respect to the Third Expansion Premises shall expire concurrently with the expiration of the Term of the Lease with respect to the Existing Demised Premises The expiration of the Term of the Lease with respect to the Existing Demised Premises is currently scheduled for July 31,2031 9. Right of First Refusal a. Generally. Subject to the terms of this Section 9 and the rights of other tenants as reflected in Section 9(e) below, each time after the Effective Date that Landlord intends to accept a bona fide written proposal or deliver a counter proposal which Landlord would be willing to accept (the “Pending Deal”) to lease all or a portion the ROFR Space (as hereinafter defined) to a third party, Landlord shall deliver to Tenant written notice (the “Pending Deal Notice”) of the existence of such Pending Deal, which Pending Deal Notice shall include the material terms of the Pending Deal For purposes of this Section 9(a), "ROFR Space” means the balance of the mezzanine on Floor 3 of the 3301 Building, as outlined in red on Exhibit B attached hereto, which is not occupied by a tenant or which is occupied by an existing tenant whose lease is expiring within 36 months or less and such tenant has a right to renew, but does not wish to renew, its occupancy of such space For the avoidance of doubt, Tenant shall be required to exercise its right under this Section 9(a) with respect to all of the space described in the Pending Deal Notice, including, at Landlord’s option, any space in addition to the ROFR Space that is described in the Pending Deal Notice, which additional space shall be deemed to be included as part of the ROFR Space (the “Identified Space”) Within 15 business days after Tenant’s receipt of the Pending Deal Notice, Tenant shall deliver to Landlord written notice (the “Acceptance Notice”) if Tenant elects to lease the Identified Space Tenant’s right to receive the Pending Deal Notice and election to lease or not lease the Identified Space pursuant to this Section 9(a) is hereinafter referred to as the “Right of First Refusal ” If Tenant elects to lease the Identified Space described in the Pending Deal Notice by delivering the Acceptance Notice within the required 15 business day period, Tenant shall be deemed to agree to expand the Demised Premises to include the Identified Space and to lease the Identified Space on the same general terms and conditions as the Lease except that the terms of the Lease shall be modified to reflect the terms of the Pending Deal Notice for the rental of the Identified Space Tenant acknowledges that the term of the Lease with respect to the Identified A L I X A N D II I A Copyright © 2005, Alexandria Real Estate Equities, Inc ALL RIGHTS RESERVED Confidential and Proprietary - Do Not Copy or Distribute Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc DocVenfylD 3C292B03 9CE5-467D-A549-0E2B971A02A1 www doevenfy com Page 4 of_23 40E2B971A02A1

Space and the Term of the Lease with respect to the Existing Demised Premises may not be coterminous If Tenant fails to deliver an Acceptance Notice to Landlord within the required 15 business day period, Tenant shall be deemed to have waived its rights under this Section 9(a) to lease the Identified Space identified in the applicable Pending Deal Notice pursuant to the applicable Pending Deal Notice, and Landlord shall have the right to lease the Identified Space to the third party (or an affiliate of such third party) subject to the applicable Pending Deal Notwithstanding anything to the contrary contained in this Section 9(a), (i) if the terms of the Pending Deal with respect to which Landlord delivered to Tenant a Pending Deal Notice are revised in a manner that would result in a net-effective rental rate of less than 95% of the rental rate set forth in the Pending Deal Notice, or (n) if Landlord fails to execute a lease for the Identified Space with such third party (or an affiliate thereof) within 180 days after the above-referenced 15-busmess day period, Tenant’s Right of First Refusal shall be restored with respect to such Identified Space Notwithstanding anything to the contrary contained herein, Tenant shall have no right to a Pending Deal Notice and the provisions of this Section 9(a) shall no longer apply after the date that is 9 months prior to the expiration of then-existing Term if Tenant has not exercised its extension right pursuant to Section 35 of the Original Lease (as amended by Section 2 of the Ninth Amendment) Notwithstanding anything contained in this paragraph to the contrary, if Tenant delivers an Acceptance Notice within the first 24 months following the Effective Date of this Twelfth Amendment, then Tenant shall lease the applicable Identified Space upon the same terms as the Lease, except that (i) the Term of the Lease with respect to the Identified Space shall be co terminous with the Term of the Lease with respect to the Existing Demised Premises, (n) Tenant shall pay Operating Expenses with respect to the Identified Space commencing on the date Landlord delivers the Identified Space to Tenant (such date, the "Identified Space Commencement Date"), (m) Tenant shall pay Basic Annual Rent with respect to the Identified Space commencing on the date occurring 12 months after the Identified Space Commencement Date (provided, however, that such period shall be ratably reduced based on the number of months in the Term remaining after the after the Identified Space Commencement Date), and (iv) the parties shall enter into a work letter to be agreed upon by Landlord and Tenant as part of the lease amendment for the Identified Space, which shall be substantially similar to the Third Expansion Premises Work Letter and with a tenant improvement allowance in the amount of $110 00 per rentable square foot of the Identified Space (provided, however, that such amount shall be ratably reduced based on the number of months in the Term remaining after the Identified Space Commencement Date) for tenant improvements in the Identified Space as provided for in the Third Expansion Premises Work Letter b. Amended Lease If (i) Tenant fails to timely deliver an Acceptance Notice, or (n) after the expiration of a period of 30 days after Landlord’s delivery to Tenant of a draft lease amendment for Tenant’s lease of the Identified Space, no lease amendment for the Identified Space acceptable to both parties each in their reasonable discretion after using diligent good faith efforts negotiate the same, has been executed, Tenant shall, notwithstanding anything to the contrary contained herein, be deemed to have waived its right to lease such Identified Space in connection with the applicable Pending Deal Notice Notwithstanding the foregoing, if at the end of such 30-day period, Landlord and Tenant are actively negotiating a lease amendment reasonably and in good faith but have not executed a lease amendment, the parties shall extend such 30-day period (which extension may be in the form of email notice between the parties), for an additional period of 30 days, provided, that neither party shall be required to agree to further extensions if the other party is not then- actively exercising reasonable, good faith efforts to finalize and execute a lease amendment for the Identified Space c. Exceptions Notwithstanding the above, the Right of First Refusal shall not be in effect and may not be exercised by Tenant (i) during any period of time that Tenant is in default under any provision of the Lease (beyond any applicable notice and cure periods), or _ Copyright © 2005, Alexandria Rea) Estate Equities, Inc ALL (jj RIGHTS RESERVED Confidential and Proprietary - Do Not A L [ X A N D It I A Copy or Distribute Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc 5 DocVerify ID 8C292B03-9CE5 467D-A549 0E2B971A02A1 www doevenfy com Page 5 of 23 50E2B971A02A1

0. o/. zi -J u g — > u i u te (n) during any period that Tenant (along with any subtenant or assignee pursuant to a sublease or assignment which does not require Landlord's consent pursuant to the last sentence of Section 11 1 of the Original Lease) is occupying less than 100% of the Demised Premises d. Termination The Right of First Refusal shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely delivery of an Acceptance Notice, if, after such delivery, but prior to the commencement date of the lease of such Identified Space, Tenant fails to cure any default by Tenant under the Lease prior to the expiration of any applicable notice and cure periods e. Subordinate Tenant’s rights in connection with the Right of First Refusal are and shall be subject to and subordinate to any contractual rights existing as of the Effective Date including, without limitation, (x) the expansion rights granted to Panasomcs Avionics Corporation, a Delaware corporation, and (y) the 5-year extension right granted to DPEX Bio, Inc , a Delaware corporation Any expansion right affecting the ROFR Space which is granted to any third party after the Effective Date shall be subject and subordinate to Tenant's Right of First Refusal f. Rights Personal The Right of First Refusal is personal to Tenant and is not assignable without Landlord’s prior written consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease, except that it may be assigned in connection with any assignment of the Lease that does not require Landlord's consent pursuant to the last sentence of Section 11 1 of the Original Lease g. No Extensions The period of time within which the Right of First Refusal may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Right of First Refusal 10. Extension Right For the avoidance of doubt, Tenant shall continue to have two rights to extend the Term of the Lease for periods of 5 years each pursuant to Section 35 of the Original Lease (as amended by Section 2 of the Ninth Amendment), provided, however, that Tenant must exercise such right with respect to the entire Demised Premises (i e , the Existing Demised Premises and the Third Expansion Premises, and, if applicable, any ROFR Space which Tenant has leased pursuant to Section 9 which has an expiration date co-termmous with the balance of the Demised Premises, if any) 11. Material Landlord Default; Tenant Self-Help Notwithstanding anything to the contrary contained in the Lease, if any claimed Landlord default under the Lease will immediately, materially and adversely affect Tenant’s ability to conduct its business in the Demised Premises (a “Material Landlord Default”), Tenant shall, as soon as reasonably possible, but in any event within 3 business days of obtaining knowledge of such claimed Material Landlord Default, give Landlord written notice of such claim which notice shall specifically state that a Material Landlord Default exists and telephonic notice to Tenant’s principal contact with Landlord Landlord shall then have 3 business days to commence cure of such claimed Material Landlord Default and shall diligently prosecute such cure to completion If such claimed Material Landlord Default is not a default by Landlord hereunder, Landlord shall be entitled to recover from Tenant, as Additional Rent, any costs incurred by Landlord in connection with such cure in excess of the costs, if any, that Landlord would otherwise have been liable to pay hereunder If Landlord fails to commence cure of any claimed Material Landlord Default as provided above, Tenant may commence and prosecute such cure to completion provided that it does not affect any Building systems affecting other tenants, the Building structure or the Common Areas, and shall be entitled to recover the costs of such cure (but not any consequential or other damages) from Landlord by way of reimbursement from Landlord within 30 days after Landlord's receipt of an invoice thereof from Tenant, with no right to offset against Rent, to the extent of Landlord’s obligation to cure such claimed Material Landlord _ Copyright © 2005, Alexandria Real Estate Equities, Inc ALL (£) RICH TS RESERVED Confidential and Proprietary - Do Not ALLXANDfUA or Distribute Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc 6 DocVenfy ID 8C292B03-9CE5-467D-A549-0E2B971A02A1 www doeverify com Page 6 of 23 60E2B971A02A1

Default hereunder, subject to the limitations set forth in the Lease Landlord shall have the right not to reimburse Tenant as provided for in the preceding sentence and instead dispute Tenant’s entitlement to reimbursement, Tenant's right to perform such repairs and/or maintenance and/or the amount being requested by Tenant If Landlord elects, in the exercise of its good faith reasonable discretion, to dispute any of the foregoing matters, Landlord shall notify Tenant in writing of the nature of such dispute within 30 days after receipt of Tenant’s written request for reimbursement Landlord and Tenant shall meet and discuss the dispute and if Landlord and Tenant fail to reach a resolution of the dispute within 15 days after their meeting, the dispute shall be resolved by arbitration by a single arbitrator with the qualifications and experience appropriate to resolve the matter and appointed pursuant to and acting in accordance with the rules of the American Arbitration Association If the arbitrator decides in favor of Tenant, then Landlord shall promptly pay the amount of any award to Tenant If either party is determined by the arbitrator to be the prevailing party, then such party shall be entitled to have its reasonable attorneys’ fees and costs in connection with such arbitration paid by the other party If Landlord has not paid to Tenant in full the amount of any such arbitration award plus any attorneys’ fees and costs awarded by the arbitrator within 30 days of the date of the arbitrator’s decision, and so long as Tenant is not in default under the Lease beyond applicable notice and cure periods, then Tenant shall have the right to set off against the next monthly payments of Basic Annual Rent the amount of the award 12. Parking In addition to the number of parking spaces Tenant is entitled to use under the Lease, as of the Third Expansion Premises Commencement Date, Tenant shall have the right to use an additional 52 parking spaces, at no additional cost to Tenant, and subject to the terms of Section 1 3 of the Original Lease, for a total of 113 parking spaces 13. Subordination As of the Effective Date, there is no existing Mortgage encumbering the Project 14 Hazardous Substances Notwithstanding anything to the contrary contained in Section 30 of the Original Lease, Tenant shall not be responsible for, and the indemnification and hold harmless obligation set forth in Section 30 4 of the Original Lease shall not apply to (i) contamination in the Third Expansion Premises which Tenant can prove to Landlord’s reasonable satisfaction existed in the Third Expansion Premises immediately prior to the Third Expansion Premises Commencement Date, (n) the presence of any Hazardous Substances in the Third Expansion Premises which Tenant can prove to Landlord’s reasonable satisfaction migrated from outside of the Third Expansion Premises into the Third Expansion Premises, or (m) contamination caused by Landlord or any of Landlord’s employees, agents and/or contractors unless in any case, the presence of such Hazardous Substances (x) is the result of a breach by Tenant of any of its obligations under the Lease, or (y) was caused, contributed to or exacerbated by Tenant or any of Tenant's Agents 15. Brokers Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker’’) in connection with the transaction reflected in this Twelfth Amendment and that no Broker brought about this transaction other than Flinn Ferguson and The Broderick Group Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than Flinn Ferguson and The Broderick Group, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Twelfth Amendment Landlord shall be responsible for all commissions due to Flinn Ferguson and The Broderick Group arising out of the execution of this Twelfth Amendment in accordance with the terms of separate agreements between Flinn Ferguson and The Broderick Group, on the one hand, and Landlord, on the other hand 16. OFAC Tenant and Landlord are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U S Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the Term of __ Copyright © 2005, Alexandria Real Estate Equities, Inc ALL RIGHTS RESERVED Confidential and Proprietary - Do Not A L l x A N d u i a C°Py or Distribute Alexandru and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc 7 DocVerify ID 8C292B03-9CE5 467D-A549-0E2B971A02AI www docvenfy com Page 7 of 23 70E2B971A02A1 the Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U S person is prohibited from conducting business under the OFAC Rules 17. Miscellaneous a. This Twelfth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions Reference to the Lease in this Twelfth Amendment shall mean the Lease as amended by this Twelfth Amendment This Twelfth Amendment may be amended only by an agreement in writing, signed by the parties hereto b. Once executed by both parties, this Twelfth Amendment is binding upon and shall mure to the benefit of the parties hereto and their respective successors and assigns c. This Twelfth Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument Counterparts may be delivered via electronic mail (including pdf or any electronic signature process complying with the U S federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes Electronic signatures shall be deemed original signatures for purposes of this Twelfth Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures d. Except as amended and/or modified by this Twelfth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Twelfth Amendment In the event of any conflict between the provisions of this Twelfth Amendment and the provisions of the Lease, the provisions of this Twelfth Amendment shall prevail Whether or not specifically amended by this Twelfth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Twelfth Amendment [Signatures are on the next page] 8 ALEXANDRIA Copyright © 2005, Alexandria Real Estate Equities, Inc ALL RIGHTS RESERVED Confidential and Propnetary - Do Not Copy or Distribute Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc DocVenfy ID 8C292B03-9CE5 467D-A549-0E2B971A02A1 www doevenfy com Page 8 of 23 80E2B971A02A1

jC E5 -4 t,7 D -A 54 9- 0E 2B 97 1A 02 A 1 — 2 02 4/ 06 /0 5 09 .-5 2 2 i -8 :0 0 — R em ot e N ot ar y IN WITNESS WHEREOF, the parties hereto have executed this Twelfth Amendment as of the day and year first above written. TENANT: BIOLIFE SOLUTIONS, INC., a Delaware corporation (Ttoy LUuJtta-mzui , -J_______________________ Its: Chief Financial Officer LANDLORD: ARE-SEATTLE NO. 38, LLC, a Delaware limited liability company By: ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, its managing member By: By: Its: ARE-QRS CORP., a Maryland c/frpor its general/part IlliarX Barrett------- VI resident Real Estate Legal Affairs ALEXANDRIA. Copyright © 2005, Alexandria Rea) Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary - Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc. DocVerify ID: 8C292B03-9CE5-467D-A549-0E2B971A02A1 www.docverify.com Page 9 of 23 J 90E2B971A02A1

LANDLORD'S ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA)
) §
County of Los Angeles)

On June 5, 2024, before me, RACHEL EARLE, a Notary Public, personally appeared WILLIAM BARRETT who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Rachel Earle
Signature of Notary

RACHEL EARLE
Notary Public - California
Los Angeles County
Commission # 2336172
My Comm. Expires Nov 17, 2024

(Affix seal here)

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TENANT’S ACKNOWLEDGMENT STATE OF Washington COUNTY OF King ss On this 5th day of June , 2024, before me personally appeared Troy Wichterman fo me known to be the Chief Financial Officer of BioLife Solutions, Inc g Delaware Corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument IN WITNESS WHEREOF, I have hereunto set my' above written seal the day and year first a. \oig'fiaiure or Notary/ Jade Rice b. (Legibly Print or Stamp Name of Notary) c. Notary public in and for the State of Washington d. residing at Kirkland, WA My appointment expires 6/23/2025 023511MOOD3 JADE RICE NOTARY PUBLIC STATE OF WASHINGTON Commission # 167775 My Commission Expires Jun 23, 2025 NoUry Stamp 2024'0o'05 11 22 15PST Notarial act performed by audio-visual communication ALEXANDRIA Copyright © 2005, Alexandria Real Estate Equities, Inc ALL RIGHTS RESERVED Confidential and Proprietary - Do Not Copy or Distribute Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc DocVenfy ID 8C292B03-9CE5-467D A549-0E2B971A02A1 www docverify com Page 11 of 23

8C 2L ‘2 B0 3- £i C E5 -4 t> 7D -A 54 9- O E2 B9 71 A0 2A 1 — 2 02 4/ 06 /0 5 00 :5 2 21 -8 :0 0 — R &n io te N ot ar y EXHIBIT A THIRD EXPANSION PREMISES (to be attached as Exhibit C.11 to the Lease) 2 ___________ ■______________■._______ _____________ r A-1 ALEXANDRIA. Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary - Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc. DocVerify ID: 8C292B03-9CE5-467D-A549-0E2B971A02A1 www.docverify.com Page 12 of 23 120E2B971A02A1

uC E5 -4 b7 D -A 54 9- 0E 2B 97 IA 02 AI — 2 02 4/ 06 /0 5 O i. 5 2 z I - 6: 00 — R er no ie N ot ar y EXHIBIT B ROFR SPACE B-1 ALEXANDRIA. Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary - Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc. DocVerify ID: 8C292B03-9CE5-467D-A549 0E2B971A02A1 www.docverify.com Page 13 of 23 130E2B971A02A1

EXHIBIT C

THIRD EXPANSION PREMISES WORK LETTER

THIS THIRD EXPANSION PREMISES WORK LETTER (this "**Work Letter**") is incorporated into that certain Lease dated as of July 24, 2007, as amended by that certain First Amendment to Lease dated as of November 4, 2008, that certain Second Amendment to Lease dated as of March 2, 2012, that certain Third Amendment to Lease dated as of June 15, 2012, that certain Fourth Amendment to Lease dated as of November 26, 2012, that certain Fifth Amendment to Lease dated as of August 19, 2014, that certain Sixth Amendment to Lease dated as of March 3, 2017, that certain Seventh Amendment to Lease dated as of December 4, 2018, that certain Eighth Amendment to Lease dated as of November 1, 2019, that certain Ninth Amendment to Lease dated as of November 12, 2020, that certain Tenth Amendment to Lease dated as of October 8, 2021, that certain Eleventh Amendment to Lease dated as of February 22, 2022, and that certain Twelfth Amendment to Lease dated of even date herewith (as amended, the "**Lease**") now between **ARE-SEATTLE NO. 38, LLC**, a Delaware limited liability company ("**Landlord**"), and **BIOLIFE SOLUTIONS, INC.**, a Delaware corporation ("**Tenant**") Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease

1 **General Requirements**

(a) **Tenant's Authorized Representative** Tenant designates Roderick de Greef and Troy Wichterman (either such individual acting alone, "**Tenant's Representative**") as the only persons authorized to act for Tenant pursuant to this Work Letter Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication ("**Communication**") from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant's Representative Tenant may change either Tenant's Representative at any time upon not less than 5 business days advance written notice to Landlord The email address for Tenant's Representative named in this Section 1(a) are rdegreef@BioLifeSolutions com and twichterman@BioLifeSolutions com

(b) **Landlord's Authorized Representative** Landlord designates Phil Dudley and Lauren Hammond (either such individual acting alone, "**Landlord's Representative**") as the only persons authorized to act for Landlord pursuant to this Work Letter Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord's Representative Landlord may change either Landlord's Representative at any time upon not less than 5 business days advance written notice to Tenant The email address for Landlord's Representative named in this Section 1(b) are pdudley@are com and lhammond@are com

(c) **Architects, Consultants and Contractors** Landlord and Tenant hereby acknowledge and agree that (i) the architect (the "**TI Architect**") for the Tenant Improvements (as defined in Section 2(a) below), (ii) the general contractor for the Tenant Improvements (the "**General Contractor**"), and (iii) any construction managers, mechanical or electrical engineers, and subcontractors for the Tenant Improvements shall be selected by Tenant, subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed Landlord shall be named a third party beneficiary of any contract entered into by Tenant with the TI Architect or the General Contractor, and of any warranty made by the TI Architect or the General Contractor

2 **Tenant Improvements**

(a) **Tenant Improvements Defined** As used herein, "**Tenant Improvements**" shall mean all improvements to the Demised Premises (i e , the Existing Demised Premises and the Third Expansion Premises) desired by Tenant of a fixed and permanent nature To the extent necessary for the construction of the Tenant Improvements, "Tenant Improvements" shall include the demolition of existing improvements in the Demised Premises Other than funding the TI Allowance (as defined below) as provided herein,

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Landlord shall not have any obligation whatsoever with respect to the finishing of the Demised Premises for Tenant's use and occupancy

(b) **Tenant's Space Plans** Tenant shall deliver to Landlord schematic drawings and outline specifications (the "**Space Plans**") detailing Tenant's requirements for the Tenant Improvements Not more than 10 business days thereafter, Landlord shall deliver to Tenant the written objections, questions or comments of Landlord and the TI Architect with regard to the Space Plans Tenant shall cause the Space Plans to be revised to address such written comments and shall resubmit said drawings to Landlord for approval within 10 business days thereafter Such process shall continue until Landlord has approved the Space Plans, which approval shall not be unreasonably withheld, conditioned or delayed

(c) **Working Drawings** After Landlord and Tenant have approved the Space Plans, Tenant shall cause the TI Architect and engineers to complete and deliver to Landlord for review complete and fully coordinated architectural and (to the extent required) structural, mechanical, electrical and plumbing working drawings and specifications for the Tenant Improvements (the "**Final Working Drawings**") in a form sufficiently complete to allow all subcontractors for the Tenant Improvements to bid on the work shown therein and to submit as needed to obtain the TI Permit (as defined herein) The Final Working Drawings shall be prepared substantially in accordance with the Space Plans Following delivery of the Final Working Drawings, Tenant shall cause the TI Architect to prepare and deliver to Landlord for review and comment construction plans, specifications and drawings for the Tenant Improvements ("**TI Construction Drawings**"), which TI Construction Drawings shall be prepared substantially in accordance with the Space Plans and Final Working Drawings Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant's requirements for the Tenant Improvements Landlord shall deliver its written comments on the TI Construction Drawings to Tenant not later than 10 business days after Landlord's receipt of the same, provided, however, that Landlord may not disapprove any matter that is consistent with the Space Plans and the Final Working Drawings Tenant and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Landlord how Tenant proposes to respond to such comments Any disputes in connection with such comments shall be resolved in accordance with Section 2(d) hereof Provided that the design reflected in the TI Construction Drawings is consistent with the Space Plans and Final Working Drawings, Landlord shall promptly approve the TI Construction Drawings submitted by Tenant Once approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), subject to the provisions of Section 4 below, Tenant shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(a) below)

(d) **Approval and Completion** If any dispute regarding the design of the Tenant Improvements is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord's and Tenant's positions with respect to such dispute, (ii) that all costs and expenses resulting from any such decision by Tenant shall be payable out of the TI Fund (as defined in Section 5(d) below), and (iii) Tenant's decision will not affect the base Building, structural components of the Building, any Building systems or the Demising Improvements (in which case Landlord shall make the final decision) Any changes to the TI Construction Drawings following Landlord's and Tenant's approval of same requested by Tenant shall be processed as provided in Section 4 hereof

3 **Performance of the Tenant Improvements**

(a) **Commencement and Permitting of the Tenant Improvements** Tenant shall commence construction of the Tenant Improvements upon obtaining and delivering to Landlord a building permit (the "**TI Permit**") authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Landlord The cost of obtaining the TI Permit shall be payable from the TI Fund Landlord shall assist Tenant in obtaining the TI Permit, including by cooperating with all reasonable Tenant requests delivered in writing to Landlord requesting that Landlord execute permit applications and similar

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ministerial acts Prior to the commencement of the Tenant Improvements, Tenant shall deliver to Landlord a copy of any contract with Tenant's contractors (including the TI Architect), and certificates of insurance from any contractor performing any part of the Tenant Improvements evidencing industry standard commercial general liability, automotive liability, "builder's risk", and workers' compensation insurance Tenant shall cause the General Contractor to provide a certificate of insurance naming Landlord, Alexandria Real Estate Equities, Inc , and Landlord's lender (if any) as additional insureds for the General Contractor's liability coverages required above For the avoidance of doubt, Tenant may submit the approved Final Working Drawings to the appropriate governmental entities to apply for the TI Permit prior to the date Landlord approves the TI Construction Drawings If any changes to the Final Working Drawings that are required by any such governmental entities necessitate a change to the TI Construction Drawings, any such change to the TI Construction Drawings shall be subject to Landlord's approval in accordance with Section 2(d) above

(b) **Selection of Materials, Etc** Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Tenant and Landlord, the option will be within Tenant's reasonable discretion if the matter concerns the Tenant Improvements, and within Landlord's sole and absolute subjective discretion if the matter concerns the structural components of the Building or any Building system

(c) **Tenant Liability** Tenant shall be responsible for correcting any deficiencies or defects in the Tenant Improvements

(d) **Substantial Completion** Tenant shall substantially complete or cause to be substantially completed the Tenant Improvements in a good and workmanlike manner, in accordance with the TI Permit subject, in each case, to Minor Variations and normal "punch list" items of a non-material nature which do not interfere with the use of the Demised Premises ("**Substantial Completion**" or "**Substantially Complete**") Upon Substantial Completion of the Tenant Improvements, Tenant shall require the TI Architect and the General Contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects ("**AIA**") document G704 For purposes of this Work Letter, "**Minor Variations**" shall mean any modifications reasonably required (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit), (ii) to comport with good design, engineering, and construction practices which are not material, or (iii) to make reasonable adjustments for field deviations or conditions encountered during the construction of the Tenant Improvements

4 **Changes** Any changes requested by Tenant to the Tenant Improvements after the delivery and approval by Landlord of the Space Plans, shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed

(a) **Tenant's Right to Request Changes** If Tenant shall request changes ("**Changes**"), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a "**Change Request**"), which Change Request shall detail the nature and extent of any such Change Such Change Request must be signed by Tenant's Representative Landlord shall review and approve or disapprove such Change Request within 10 business days thereafter, provided that Landlord's approval shall not be unreasonably withheld, conditioned or delayed

(b) **Implementation of Changes** If Landlord approves such Change, Tenant may cause the approved Change to be instituted If any TI Permit modification or change is required as a result of such Change, Tenant shall promptly provide Landlord with a copy of such TI Permit modification or change

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5 **Costs**

(a) **Budget For Tenant Improvements** Before the commencement of construction of the Tenant Improvements, Tenant shall obtain a detailed breakdown, by trade, of the costs incurred or that will be incurred, in connection with the design and construction of the Tenant Improvements (the "**Budget**"), and deliver a copy of the Budget to Landlord for Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed The Budget shall be based upon the TI Construction Drawings approved by Landlord Notwithstanding anything to the contrary contained in the Lease, Landlord shall not charge Tenant any form of construction management fee, project management fee, oversight fee, or similar fee with respect to Tenant's construction of the Tenant Improvements

(b) **TI Allowance** Landlord shall provide to Tenant a tenant improvement allowance ("**TI Allowance**") of $110 00 per rentable square foot of the Third Expansion Premises The TI Allowance shall be disbursed in accordance with this Work Letter

In addition to the TI Allowance, Landlord shall reimburse Tenant a maximum amount of $0 20 per rentable square foot in the Third Expansion Premises (the "**Space Plan Allowance**") for actual, out-of-pocket costs incurred by Tenant in connection with preparing an initial space plan for the Tenant Improvements Such Space Plan Allowance shall be reimbursed to Tenant within 30 days after Tenant submits to Landlord invoices reflecting the amounts Tenant has paid in connection with the space plans for the Tenant Improvements Landlord shall receive paper and electronic copies of all plans and drawings (and any other similar documents) paid for by the Space Plans Allowance Any portion of the Space Plans Allowance that remains unused as of the Third Expansion Premises Rent Commencement Date shall be forfeited by Tenant

(c) Tenant shall have no right to the use or benefit (including any reduction to Basic Annual Rent) of any portion of the TI Allowance not required for the construction of (i) the Tenant Improvements described in the TI Construction Drawings approved pursuant to Section 2(d) or (ii) any Changes pursuant to Section 4 Tenant shall have no right to any portion of the TI Allowance for which Tenant has not submitted a draw request pursuant to Section 5(f) below before September 30, 2025

(d) **Costs Includable in TI Fund** The TI Fund shall be used solely for the payment of the cost of demolition of any existing improvements in the Demised Premises and for the payment of design, permits, a reasonable administrative fee payable to Tenant's construction manager (not to exceed 5% of the TI Allowance), and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost of electrical power and other utilities used in connection with the construction of the Tenant Improvements, the cost of preparing the Space Plans, the Final Working Drawings and the TI Construction Drawings, all costs set forth in the Budget, and the cost of Changes (collectively, "**TI Costs**") Notwithstanding anything to the contrary contained herein, the TI Fund shall not be used to purchase any furniture, personal property or other non-Building system materials or equipment, including, but not be limited to, Tenant's voice or data cabling, non-ducted biological safety cabinets and other scientific equipment not incorporated into the Tenant Improvements

(e) **Excess TI Costs** Landlord shall have no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance If at any time and from time-to-time the then current TI Costs under the Budget exceed the remaining unexpended TI Allowance ("**Excess TI Costs**"), Tenant shall be required to pay 100% of such Excess TI Costs as a condition precedent to Landlord's obligation to fund any remaining portion of the TI Allowance If Tenant fails to pay, or is late in paying any Excess TI Costs to Landlord, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of rent (including, but not limited to, the right to interest at the default rate as provided in Section 13 2 1 of the Original Lease and the right to assess a late charge) For purposes of any litigation instituted with regard to such amounts, those amounts will be deemed rent under the Lease The TI Allowance and Excess TI Costs are herein referred to as the "**TI Fund** " Funds so paid by Tenant shall be the first thereafter disbursed to pay TI Costs Notwithstanding anything to the contrary set forth in this

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Section 5(e), Tenant shall be fully and solely liable for TI Costs and the cost of Minor Variations in excess of the TI Allowance

(f) **Payment for TI Costs** During the course of design and construction of the Tenant Improvements, subject to the terms of Section 5(e), Landlord shall reimburse Tenant for TI Costs once a month against a draw request in Landlord's standard form, containing evidence of payment of such TI Costs by Tenant and such certifications, lien waivers (including a conditional lien release for each progress payment and unconditional lien releases for the prior month's progress payments), inspection reports and other matters as Landlord customarily obtains, to the extent of Landlord's approval thereof for payment, no later than 30 days following receipt of such draw request Upon completion of the Tenant Improvements (and prior to any final disbursement of the TI Fund), Tenant shall deliver to Landlord (i) sworn statements setting forth the names of all contractors and first tier subcontractors who did the work and final, unconditional lien waivers from all such contractors and first tier subcontractors, (ii) as-built plans (one copy in print format and two copies in electronic CAD format) for such Tenant Improvements, (iii) a certification of substantial completion in Form AIA G704, (iv) a certificate of occupancy for the Demised Premises, and (v) copies of all operation and maintenance manuals and warranties affecting the Demised Premises

(g) **Tenant Improvement Progress Reports** On or before the 10th day of each calendar month during the course of design and construction of the Tenant Improvements, Tenant shall deliver to Landlord a Tenant Improvement progress report in the form of **Schedule 1** completed to provide all of the most up-to-date information regarding Tenant's progress with respect the design and construction of the Tenant Improvements in addition to the corresponding AIA forms G702 and G703 (or their reasonable equivalents), if applicable, for all contracted costs Concurrently with each progress report, Tenant shall also deliver to Landlord a forecast in the form of **Schedule 2** completed to provide the projected remaining TI Costs

6 **Miscellaneous**

(a) **Consents** Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary

(b) **Modification** No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant

(c) **No Default Funding** In no event shall Landlord have any obligation to fund any portion of the TI Allowance during any period that Tenant is in default beyond all applicable notice and cure periods under the Lease

7 **Infectious Conditions** Tenant shall require the General Contractor to comply with and implement (and cause the TI Architect and any consultants, contractors, subcontractors and all other service and materials providers entering the Project during the construction of, and to perform services or provide materials in connection with, the Tenant Improvements (each such party, a "**Tenant Improvement Contractor Party**") to comply with and implement) the following procedures to mitigate the spread of communicable diseases and/or viruses of any kind or nature that are more virulent than the seasonal flu (collectively, "**Infectious Conditions**"), including COVID-19

(i) Industry best practices related to the applicable Infectious Condition (and General Contractor shall regularly monitor industry best practices), and

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(n) All guidance and requirements of any applicable state or local Governmental Authorities relating to the applicable Infectious Condition (and General Contractor shall regularly monitor such guidance and requirements), (hi) All guidance and requirements of the Occupational Safety and Health Administration (“OSHA”) related to the applicable Infectious Condition (and General Contractor shall continually monitor the OSHA’s website for updates thereto), and (iv) All guidance issued by the CDC related to the applicable Infectious Condition (and General Contractor shall continually monitor CDC’s website for updates thereto), and (v) All reasonable policies or procedures adopted by Landlord with respect to the Project from time to time in order to protect the health and physical well-being of others at the Project or intended to limit the spread of Infectious Conditions of which Landlord has notified Tenant Landlord shall not have any obligation to notify Tenant, General Contractor, or any Tenant Improvement Contractor Party of the existence of any CDC guidance or any modifications thereto C-1 A L [ X A N D R. 1 A Copyright © 2005, Alexandria Rea) Estate Equities, Inc ALL RICH TS RESERVED Confidential and Proprietary - Do Not Copy or Distribute Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc DocVenfy ID 8C292B03-9CE5-467D A549 0E2B971A02A1 wv^w doc verify com Page 19 of_2_3 190E2B971A02A1 |||| ill

Schedule 1

Tenant Improvement Progress Report

Project Address ______________________________

Certification Period ______________

1 Original Project Budget
$__________________

2 Net change by Change Orders/Update to budget
$__________________

3 Current budget to date (Line 1 ± 2)
$__________________

4 Total costs incurred to date
$__________________

5 Remaining balance to budget (Line 3 less Line 4)
$__________________

Certification signature _______________________

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Schedule 2

TI Cost Forecast

Tenant Improvement Construction Spending Summary
Property Address
As of Date

	Budget	Incurred to Date	Project Cash Flows MM-YY	MM-YY	MM-YY	MM-YY	MM-YY	MM-YY	MM-YY	MM-YY	MM-YY	MM-YY	Total
Cost Description													
Hard Cost (General Contractor)	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Architecture & Engineering	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Soft Cost	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Total	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Cumulative			$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	
Total % Complete		%	%	%	%	%	%	%	%	%	%	%	

* Incurred to date and projected cash flows should be based on accrual accounting when the transaction occurs rather when payment is made

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EXHIBIT D

ELEVATOR REPLACEMENT WORK SCHEDULE

3301 Freight Elevator - Estimated Draft Schedule				
Scope Description	**Start**	**Calendar Days**	**End**	**Comments**
Approved Start	5/27/2024			
RFP for Elevator - Kone	5/27/2024	14	6/10/2024	
ARE Review and Approve	6/10/2024	7	6/17/2024	
ARE Contracting - Executed Contract	6/17/2024	21	7/8/2024	
Kone Elevator Design	7/8/2024	31	8/8/2024	
Kone Permit Submission	8/8/2024	84	10/31/2024	
Kone Permit Issued	10/31/2024	0	10/31/2024	
Kone Elevator Fabrication	8/8/2024	364	8/7/2025	Note 42 to 52 Weeks - Plugged 52 Weeks for Worst Case
Kone Elevator Install	8/7/2025	70	10/16/2025	Note 8-10 Week install - plugged 10 weeks for worst case
Inspections	10/16/2025	14	10/30/2025	
Ready for Use	10/30/2025			
Total Duration	521	Calendar Days		
Year	1 year 5 months			
Months	17 Months 3 Days			
Weeks	74 weeks 3 days			
Note:	Potential 3-Months savings pending fabrication duration and installation			
Best Case Completion	7/30/2025			
Days	429 Days			
Months	14 Months 3 Days			
Weeks	61 Weeks			

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EXHIBIT E

DEMISING IMPROVEMENTS[1]



Demising Plan Key Notes:
PARTITION LEGEND:
Level 2 Demising Plan
DEMISING PLAN
LEVEL 2 CORRIDOR
JPC ARCHITECTS

[1] Even though the attached plan references "Floor 2", the plan reflects Demising Improvements to be constructed on the third floor of the 3301 Building.

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8C292B03-9CE5-467D-A549-0E2B971A02A1 --- 2024/06/05 08:52:21 -8:00 --- Remote Notary